                                   EXHIBIT 11
                  CALIFORNIA BANCSHARES, INC. AND SUBSIDIARIES
                        COMPUTATION OF EARNINGS PER SHARE


                                     Three Months Ended   Nine Months Ended
                                          September 30,      September 30,
                                     ------------------   -----------------
                                         1995      1994      1995      1994
                                       ------    ------    ------    ------
(In thousands, except per share data)
Net income                             $4,742    $3,097   $12,952    $8,293
                                       ------    ------    ------    ------
                                       ------    ------    ------    ------

Weighted average number
  of common shares
  outstanding                          10,032     9,362    10,003     9,364
                                       ------    ------    ------    ------
                                       ------    ------    ------    ------

Earnings per common share              $ 0.47    $ 0.33     $1.29     $0.89
                                       ------    ------    ------    ------
                                       ------    ------    ------    ------
Fully diluted earnings per
  common share(1):
 Weighted average number of
  common shares outstanding            10,032     9,362    10,003     9,364

 Assuming exercise of stock
  options reduced by the
  number of shares which
  could have been purchased
  with the proceeds from
  exercise of such options                220       184       227       188
                                       ------    ------    ------    ------
                                       10,252     9,546    10,230     9,552
                                       ------    ------    ------    ------
                                       ------    ------    ------    ------

Earnings per common and
 common equivalent share              $  0.46    $ 0.32    $ 1.27    $ 0.87
                                       ------    ------    ------    ------
                                       ------    ------    ------    ------


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(1)  This presentation is submitted in accordance with Item 601(b)(11) of
     Regulation S-K. This presentation is not required by APB Opinion
     No. 15, because it results in dilution of less than 3%.


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